UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 Current Report

                      PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934.

             Date of Report (Date of Earliest event reported):
                                November 16, 2008

                            Metabolic Research, Inc.
           (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                  (State or other jurisdiction of incorporation)

                                   000-28769
                             (Commission File Number)

                                  35-2065469
                       (IRS Employer Identification No.)

                  6320 McLeod Dr, Ste 7, Las Vegas, NV 89120
        (Address of principal United States executive offices and Zip Code)

                                 702-263-7070
              (Registrant's telephone number, including area code)

                                         N/A
            (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 / / Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
 / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
 / / Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
 / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                   SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

    On November 16, 2008 a special meeting of the shareholders was convened upon the request of stockholders holding 25% of the outstanding common shares of Metabolic Research, Inc.. The purpose of the meeting was to ratify existing directors and expand the Board of Directors from two to three members. The stockholders ratified T.W. Owen as a director. The stockholders failed to ratify Dr. David P. Summers as a Director. The stockholders expanded the number of members of the Board of Directors to three, and elected K. C. Quintana to replace Dr. Summers and Robert Bakker to fill the newly created vacant seat on the Board of Directors.

     Also on November 16, 2008 a special telephonic meeting of the Board of Directors was convened. The Board voted to terminate Dr. Summers as an officer and an employee of the company.

     On November 21, 2008 Dr. Summers served the company, Owen, Quintana and Bakker with a complaint seeking declaratory judgment and extraordinary relief and an ex party emergency motion for temporary restraining order and preliminary injunction to nullify the actions of the stockholders' and Board meetings of November 16, 2008.

     On November 28, 2008 the District Court, Clark County, Nevada noted that there were deficiencies in the manner of notice of the stockholders' meeting. The Court ordered that the actions taken at the November 16 meetings were invalid and that a new stockholders' meeting be called with proper notice. The company intends to comply with the order of the Court and call a meeting of the stockholders.



Date:  December 3, 2008

                METABOLIC RESEARCH, INC.

                 T. W. OWEN
         By /s/----------------------
                 T. W. OWEN
                 Secretary